SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2002 (May 22, 2002)

SIMEX TECHNOLOGIES, INC.

Delaware	0-26599	58-265647

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

602 Abbey Court, Alpharetta, Georgia 30004
(Address of principal executive offices)

678-802-2041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5. Other Events

     On May 16, 2002, the Company entered into a definitive agreement providing for the sale of its Norwegian subsidiary, Simex A/S to Jostein Tjelta, in Stavanger Norway. The agreed upon purchase price in cash and inter company credit is $3,141,795 (U.S.). The Board of Directors of Simex has approved the transaction.

     The transaction is subject to the approval of the stockholders of Simex Technologies, Inc. On May 22, 2002, the holders of greater than a majority of the outstanding shares of common stock of the company executed voting agreements indicating that such holders will vote in favor of the transaction. Simex anticipates filing an Information Statement with the Securities and Exchange Commission with respect to the transaction. Investors are urged to read the Information Statement carefully in its entirety because it will contain important information regarding the proposed transaction. The transaction is expected to close early in the third quarter of 2002.

Item 7. Financial Statements and Exhibits.

(a)	Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMEX Technologies, Inc.
(Registrant)

Dated: June 3, 2002	By	s/ Kjell Jagelid Kjell Jagelid